N-SAR Exhibit: Sub-item 77I (a)
Legg Mason Partners Income Trust
Western Asset Short Duration High Income
Fund

Item 77I(a): Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and
Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 24, 2017 (Accession No.
0001193125-17-095145).  The Registrant also
incorporates by reference Post-Effective
Amendment No. 104 to Form N-1A filed on
November 17, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No.
0001193125-16-770859).